Exhibit 10.37
AMENDMENT NO. 1
TO THE
TANDY BRANDS ACCESSORIES, INC.
2002 OMNIBUS PLAN
     This Amendment No. 1 (the “Amendment”) to the Tandy Brands Accessories, Inc. 2002 Omnibus Plan (the “Plan”) is made this 6th day of June, 2007 by Tandy Brands Accessories, Inc. a corporation duly organized and existing under the laws of the State of Delaware (“Company”). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan.
     WHEREAS, the Company established the Plan to attract and retain the services of key management employees of the Company and its subsidiaries and members of the Company’s Board of Directors and provide such persons with a proprietary interest in the Company through the granting of equity awards;
     WHEREAS, the Company desires to amend the Plan to adjust the annual awards to non-employee directors to align those awards with awards made to the Company’s officers and employees; and
     WHEREAS, pursuant to Article 11 of the Plan, the Plan may be amended by the Board of Directors of the Company.
     NOW, THEREFORE, effective June 6, 2007, the Plan is hereby amended as follows:
     1. Section 6.4 of the Plan is hereby amended and restated in its entirety to read as follows:
“6.4 Grant Upon Election or Appointment as a Non-employee Director. When a Non-employee Director is first elected or appointed to the Board, such director will be granted an Award of (a) 4,060 shares of Restricted Stock, or (b) upon the determination of the Board, an alternative form of Award (other than an Incentive Stock Option) with a value substantially equivalent to the value of 4,060 shares of Restricted Stock.”
     2. Section 6.5 of the Plan is hereby amended and restated in its entirety to read as follows:
     “6.5 Annual Grants to Non-employee Directors.
          (a) On or about the beginning of each fiscal year of the Company, each Non-employee Director (other than the Chairman of the Board) who was previously elected to the Board and who continues to serve in such capacity shall be granted an Award of (i) 3,000 shares of Restricted Stock, or (ii) upon the determination of the Board, an alternative form of Award (other than an Incentive Stock Option) with a value substantially equivalent to the value of 3,000 shares of Restricted Stock.
          (b) On or about the beginning of each fiscal year of the Company, the Chairman of the Board (if the Chairman was previously elected to the Board and continues to serve as a director) shall be granted an Award of (i) 4,200 shares of Restricted Stock, or (ii) upon the determination of the Board, an alternative form of Award (other than an Incentive Stock Option) with a value substantially equivalent to the value of 4,200 shares of Restricted Stock.”
     3. Except as amended by this Amendment, all other provisions of the Plan remain unmodified and in full force and effect.
     IN WITNESS WHEREOF, this Amendment is adopted this 6th day of June, 2007.

ATTEST:	TANDY BRANDS ACCESSORIES, INC.

/s/ W. Mike Baggett	By:	/s/ Mark J. Flaherty

Secretary		Name: Title:	Mark J. Flaherty Chief Financial Officer, Treasurer and Assistant Secretary

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